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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 April 28, 2007
                Date of report (Date of earliest event reported)


                             GLOBAL PHARMATECH, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       33-0976805                                         33-0976805
(Commission File Number)                       (IRS Employer Identification No.)


                              89 Ravine Edge Drive
                             Richmond Hill, Ontario
                                 Canada L4E 4J6
              (Address of Principal Executive Offices and Zip Code)


                                  905-787-8225
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On April 28, 2007, Mr. Joseph Levinson resigned as the Chief Financial Officer and Director of Global Pharmatech, Inc. Mr. Levinson also resigned from all positions that he held as of April 28, 2007 with the Company's subsidiaries. A copy of Mr. Levinson's resignation letter is filed herewith as Exhibit 99.1.

     There were no disagreements between Mr. Levinson and the Company on any matter relating to the Company's operations, policies or practices that resulted in his resignation.

     On April 28, 2007, the Board of Directors of the Company appointed Mr. Zongsheng Zhang to serve as the Chief Financial Officer of the Company.

     On April 28, 2007, the Company entered into a Chief Financial Officer Service Contract with Zongsheng Zhang (the "Agreement") pursuant to which Mr. Zhang agreed to act as the Company's Chief Financial Officer. Mr. Zhang's salary under the Agreement is US $10,000 per month. During his term of employment, Mr. Zhang has agreed not to engage in any business that develops any of the products developed or marketed by the Company, or seek any position from any company or individual who competes in business with the Company or any subsidiary or branch of the Company. Mr. Zhang has also agreed to certain confidentiality covenants regarding information obtained of the Company and any of its subsidiaries and branches. The Agreement may be terminated upon any of the following events, unless otherwise determined by the Board of Directors: (a) Mr. Zhang is prohibited by any laws, regulations or rules from acting in any of his positions or he is no longer qualified to act in any position; (b) Mr. Zhang is unable to perform his duties for a period of three months due to health reasons; (c) Mr. Zhang commits a material breach and/or repeated and/or continual breach of his obligations under the Agreement; (d) Mr. Zhang is guilty of any serious misconduct or serious neglect in the discharge of his duties; (e) Mr. Zhang's actions or omissions bring the name or reputation of the Company or any subsidiary or branch of the Company into serious disrepute or prejudice; (f) Mr. Zhang is or becomes of unsound mind or becomes a patient for the purpose of any laws relating to mental health; (g) Mr. Zhang is sued for criminal liability or convicted of any criminal offense other than an offense which in the reasonable opinion of the Board of Directors does not affect his position with the Company;
(h) Mr. Zhang is removed from his position by the Board of Directors; or (i) Mr. Zhang leaves the service of the Company in accordance with the Company's Certificate of Incorporation. A copy of the Agreement is filed herewith as
Exhibit 10.9. The description of the Agreement is qualified in its entirety by reference to Exhibit 10.9.

     Mr. Zhang has been a partner of Jilin Hua'an, a Chinese accounting firm, since January, 2004. Mr. Zhang was a partner of Jilin Lianda, another Chinese accounting firm from November 2000 to December 2003.

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     There are no family  relationships  between  Mr.  Zhang and any  officer or director of the Company. There is no understanding or arrangement between Mr. Zhang and any director or any other person pursuant to which Mr. Zhang was appointed as Chief Financial Officer of the Company. Mr. Zhang has not, in the last two years, engaged in any related party transaction with the Company of the kind required to be disclosed pursuant to Item 404(a) of Regulation S-B.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     10.9 Chief Financial Officer Service Contract dated April 28, 2007 between the Company and Mr. Zongsheng Zhang.

     99.1  Resignation Letter from Joseph Levinson to the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    GLOBAL PHARMATECH, INC.


Date: May 1, 2007                   By: /s/ Lianqin Qu
                                       -----------------------------------------
                                    Name:  Lianqin Qu
                                    Title: President and Chief Executive Officer


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